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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota (Address of principal executive offices)	55101 (Zip Code)

Frank Leslie
U.S. Bank National Association
180 East Fifth Street
St. Paul, MN 55101
(651) 244-8677
(Name, address and telephone number of agent for service)

RFS PARTNERSHIP, L.P.
RFS 2002 FINANCING, INC.
(Co-Issuers with respect to the Securities)

Tennessee	62-1541639 (RFS Partnership)
Tennessee	42-1530460 (RFS 2002 Financing)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

850 Ridge Lake Boulevard, Suite 300 Memphis, TN (Address of Principal Executive Offices)	38120 (Zip Code)

9.75% Series B Senior Notes due 2012
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
	a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
	b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
	1.	A copy of the Articles of Association of the Trustee.*
	2.	A copy of the certificate of authority of the Trustee to commence business.*
	3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*
	4.	A copy of the existing bylaws of the Trustee.*
	5.	A copy of each Indenture referred to in Item 4. Not applicable.
	6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
	7.	Report of Condition of the Trustee as of December 31, 2001, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
*
Incorporated by reference to Registration Number 333-67188.

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 4th day of March, 2002.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ JULIE EDDINGTON Julie Eddington Assistant Vice President

By:	/s/ LORI-ANNE ROSENBERG Lori-Anne Rosenberg Assistant Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 4, 2002

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ JULIE EDDINGTON Julie Eddington Assistant Vice President

By:	/s/ LORI-ANNE ROSENBERG Lori-Anne Rosenberg Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2001

($000's)

12/31/2001
Assets
Cash and Due From Depository Institutions	$9,775,116
Federal Reserve Stock	0
Securities	26,316,516
Federal Funds	1,261,731
Loans & Lease Financing Receivables	109,012,892
Fixed Assets	1,414,464
Intangible Assets	8,158,687
Other Assets	6,637,699

Total Assets	$162,577,105
Liabilities
Deposits	$104,077,584
Fed Funds	4,365,180
Treasury Demand Notes	0
Trading Liabilities	313,719
Other Borrowed Money	25,030,765
Acceptances	201,492
Subordinated Notes and Debentures	5,348,437
Other Liabilities	3,894,231

Total Liabilities	$143,231,408
Equity
Minority Interest in Subsidiaries	$981,870
Common and Preferred Stock	18,200
Surplus	12,068,893
Undivided Profits	6,276,734

Total Equity Capital	$19,345,697
Total Liabilities and Equity Capital	$162,577,105

        To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ JULIE EDDINGTON Assistant Vice President

Date:    March 4, 2002

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FORM T-1
SIGNATURE